________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 27, 2007

__________

Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

________________________________________________________________________

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 27, 2007, the Board of Directors of the Registrant amended the Registrant’s Bylaws to: (1) amend Section 1 of Article III to provide for majority election of Directors in uncontested elections; and (2) add Section 8 to Article V to require that any stockholder rights plan, rights agreement or any other form of distribution to stockholders which is designed to or has the effect of making an acquisition of large holdings of the Registrant’s shares of common stock more difficult or expensive be approved by a majority of the Board of Directors including a majority of independent Directors and require that any such rights terminate within one year unless ratified by shareholders or extended by further votes of the Board of Directors. The Bylaws of the Registrant as amended are set forth as Exhibit 3.1 to this report and are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 3.1	Amended and Restated Bylaws of the Registrant, as amended June 27, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel Registered In-House Counsel

Dated:	June 29, 2007

2